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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use in this registration statement of my reports dated December 19, 1996 and May 31, 1996 and to the reference to me under the caption "Experts" in this prospectus.


/s/Harvey Judkowitz, CPA

March 6, 1997